UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 13, 2009
Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (585) 343-2216
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 13, 2009 Graham Corporation (the “Company”) entered into Amendment No. 1 to Loan Agreement (the “Amendment”) with Bank of America, N.A. (the “Bank”). The Amendment, which amends that certain Loan Agreement dated December 5, 2007 between the Bank and the Company, provides the Company with the Bank’s consent to complete its previously announced stock repurchase program. Pursuant to such stock repurchase program, the Company may utilize cash on hand to repurchase up to 1,000,000 shares of its Common Stock in open market and privately negotiated transactions. The Company’s stock repurchase program will continue until the earlier of July 29, 2009, until 1,000,000 of shares of Common Stock have been repurchased or until the Board of Directors terminates the program.
     A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 99.1. The above summary of the terms of the Amendment are qualified in their entirety by reference to the actual text of the Amendment.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following is attached as an exhibit to this Form 8-K:

Exhibit No.	Description

99.1	Amendment No. 1 to Loan Agreement between Graham Corporation and Bank of America, N.A., dated as of February 13, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation
Date: February 17, 2009	By:	James R. Lines
James R. Lines
President and Chief Executive Officer